UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 16, 2008

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

                On May 19, 2008, InfoLogix, Inc. (the “Company”) announced that it had acquired substantially all of the assets of Aware Interweave, Inc. (“Aware”), a company specializing in the enterprise mobility of critical business data for users of SAP® enterprise software.   The Company closed the acquisition on May 16, 2008.  The acquired assets include the five mobile software products that provide the platform for Aware’s enterprise mobility solutions.  The consideration paid to Aware was approximately $2.3 million comprised of $1.2 million in cash, the retirement of debt, and 500,000 unregistered shares of the Company’s common stock, of which 105,820 shares are being held in escrow for 18 months to secure certain indemnification obligations.

                The press release announcing the transaction is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated May 19, 2008.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: May 22, 2008	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

99.1                           Press release dated May 19, 2008.